EX-99.77I: Terms of new or amended securities

(a)(1) With regard to terms of new or amended securities, Northern Institutional Funds hereby incorporates by reference the Supplement to the Prospectus with respect to the Northern Institutional International Equity Portfolio, International Equity Index Portfolio, Small Company Index Portfolio, Large Cap Growth Portfolio, Large Cap Equity Portfolio and Equity Index Portfolio dated October 7, 2011, as filed electronically with the Securities and Exchange Commission (the “SEC”) on October 7, 2011 (Accession No. 0001193125-11-266828).

(a)(2) With regard to terms of new or amended securities, Northern Institutional Funds hereby incorporates by reference the Supplement to the Prospectus with respect to the Northern Institutional Bond Portfolio, Core Bond Portfolio, U.S. Treasury Index Portfolio, Intermediate Bond Portfolio, Short Bond Portfolio and U.S. Government Securities Portfolio dated October 7, 2011, as filed electronically with the SEC on October 7, 2011 (Accession No. 0001193125-11-266833).

(a)(3) With regard to terms of new or amended securities, Northern Institutional Funds hereby incorporates by reference the Supplement to the Statement of Additional Information with respect to the Northern Institutional International Equity Portfolio, International Equity Index Portfolio, Small Company Index Portfolio, Large Cap Growth Portfolio, Large Cap Equity Portfolio, Equity Index Portfolio, Bond Portfolio, Core Bond Portfolio, U.S. Treasury Index Portfolio, Intermediate Bond Portfolio, Short Bond Portfolio and U.S. Government Securities Portfolio dated October 7, 2011, as filed electronically with the SEC on October 7, 2011 (Accession No. 0001193125-11-266841).